UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2010

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)		10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On February 19, 2010, Baltic Trading Limited (“Baltic Trading”), a wholly-owned subsidiary of Genco Shipping & Trading Limited (the “Company”) entered into agreements with each of Inta Navigation Ltd., Malta, Borak Shipping, Ltd., Malta, Sinova Shipping Ltd., Malta and Spice Shipping Ltd., Malta (the “Sellers”) under which Baltic Trading agreed to purchase four 2009 built Supramax drybulk vessels for an aggregate price of $140.0 million.  One of the vessels under these agreements is currently employed under a short term time charter with a maximum expiration date of August 2010 at a rate of $19,750 per day minus a 3.75% third-party commission. Baltic Trading has the option to take delivery of this vessel with the associated time charter contract (upon approval from the charterer) or take delivery of the vessel after expiration of the time charter.

On February 22, 2010, Baltic Trading entered into agreements with each of Shipping Trust Ltd. and Oceanways Trust Ltd. under which Baltic Trading agreed to purchase two newbuilding Capesize drybulk vessels for an aggregate price of approximately $144.2 million.

Baltic Trading’s obligations under these agreements are subject to the completion of its initial public offering on or prior to March 16, 2010.  In the event such offering is not completed by such date, either party may terminate the respective agreements.

All of the acquisitions are subject to additional documentation and customary closing conditions, and the vessels are expected to be delivered between April and October 2010.  Baltic Trading intends to finance the acquisition of the six vessels using the net proceeds from its initial public offering as well as the sale of shares of its Class B Stock to the Company.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Memorandum of Agreement dated February 19, 2010 between Inta Navigation Ltd. and Baltic Trading Limited

10.2	Memorandum of Agreement dated February 19, 2010 between Borak Shipping Ltd. and Baltic Trading Limited

10.3	Memorandum of Agreement dated February 19, 2010 between Sinova Shipping Ltd. and Baltic Trading Limited

10.4	Memorandum of Agreement dated February 19, 2010 between Spice Shipping Ltd. and Baltic Trading Limited

10.5	Memorandum of Agreement dated February 22, 2010 between Shipping Trust Ltd. and Baltic Trading Limited

10.6	Memorandum of Agreement dated February 22, 2010 between Oceanways Trust Ltd. and Baltic Trading Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: February 24, 2010

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Memorandum of Agreement dated February 19, 2010 between Inta Navigation Ltd. and Baltic Trading Limited

10.2	Memorandum of Agreement dated February 19, 2010 between Borak Shipping Ltd. and Baltic Trading Limited

10.3	Memorandum of Agreement dated February 19, 2010 between Sinova Shipping Ltd. and Baltic Trading Limited

10.4	Memorandum of Agreement dated February 19, 2010 between Spice Shipping Ltd. and Baltic Trading Limited

10.5	Memorandum of Agreement dated February 22, 2010 between Shipping Trust Ltd. and Baltic Trading Limited

10.6	Memorandum of Agreement dated February 22, 2010 between Oceanways Trust Ltd. and Baltic Trading Limited